Exhibit 10.13

GRINDR GROUP LLC

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

Adopted August 13, 2020

GRINDR GROUP LLC

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

ARTICLE I.

PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued employees, consultants and non-employee directors by offering them a greater stake in the Company’s success and a closer identity with it, and to reward those employees, consultants and non-employee directors for their contribution to the Company’s growth and profitability.

ARTICLE II.

DEFINITIONS

II.1.         “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

II.2.         “Award” means an award of Options, Restricted Units, Unit Appreciation Rights, REUs and Other Unit-Based Awards under the Plan.

II.3.         “Award Agreement” means the agreement between the Company and a Participant pursuant to which an Award is granted and which specifies the terms and conditions applicable to the Award (including, without limitation, any applicable vesting requirements).

II.4.         “Award Units” means Series X Ordinary Units or Series Y Preferred Units that have been issued to a Participant (or a Successor) in connection with the grant or exercise of an Award.

II.5.         “Board” means the Board of Managers of the Company.

II.6.         “Code” means the Internal Revenue Code of 1986, as amended.

II.7.         “Committee” means the committee designated by the Board to administer the Plan under ARTICLE IV, or, if no such committee has been designated, the Board.

II.8.         “Company” means Grindr Group LLC, a Delaware limited liability company, and any successor thereto.

II.9.         “Confidential Information” means any trade secret, financial data, pricing or marketing policy or plan, ideas, inventions, production methods and techniques, know-how, designs, unpublished data, information concerning personnel, staffing, costs and profits, marketing data, customer and supplier data, customer or supplier lists or any other proprietary or confidential information relating to the Company or any of its direct or indirect Subsidiaries or any of their respective products, services, customers or suppliers, so long as the same is not publicly known (other than by the act of a party bound by a confidentiality agreement with the Company, or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation).

II.10.       “ Exercise Price” means the price designated in an Award Agreement at which a Participant may purchase one Series X Ordinary Unit.

II.11.       “Fair Market Value” means the fair market value of one Series X Ordinary Unit or Series Y Preferred Unit on the date of determination, as determined by the Board in its sole discretion. In the event of a Transaction, the Committee may determine that the Fair Market Value of a Series X Ordinary Unit or Series Y Preferred Unit shall be the amount paid in such Transaction per Series X Ordinary Unit or Series Y Preferred Unit, as applicable.

II.12.       “Good Reason” shall have the meaning ascribed to such term or its equivalent in the applicable Participant’s employment or service agreement with the Company or any of its Subsidiaries or, if such Participant does not have an employment or service agreement with the Company or any of its Subsidiaries or the employment or service agreement does not define “Good Reason,” any provisions herein specifically related to “Good Reason” shall not apply to such Participant.

II.13.       “Initial Public Offering” means an underwritten public offering or public offerings (on a cumulative basis) of units of the Company pursuant to an effective registration statement or registration statements (other than (i) a registration relating solely to an employee benefit plan or employee equity plan, a dividend reinvestment plan, or a merger or consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A under the Securities Act or (iii) a registration on Form S-4 or Form S-8 or any successor to either form) in connection with which units of the Company are listed for trading on a national securities exchange.

II.14.       “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of San Vicente Group LLC, dated as of June 10, 2020, as the same may be amended, restated and/or supplemented from time to time.

II.15.       “Member” has the meaning set forth in the LLC Agreement.

II.16.       “Option” means the right to purchase, subject to the limitations and restrictions set forth in the Plan and the applicable Award Agreement, a number of Series X Ordinary Units determined by the Committee for a specified Exercise Price.

II.17.       “Parent” means San Vicente Group Holdings LLC, a Delaware limited liability company.

II.18.       “Participant” means an employee, consultant or non-employee director to whom an Award is granted.

II.19.       “Permanent Disability” shall have the meaning ascribed to such term or its equivalent in the applicable Participant’s employment or service agreement with the Company or any of its Subsidiaries or, if such Participant does not have an employment or service agreement with the Company or any of its Subsidiaries or such an employment or service agreement does not define “Permanent Disability” or its equivalent, “Permanent Disability” shall mean that the Participant, because of accident, disability or physical or mental illness, is incapable of performing his or her duties to the Company or any of its Subsidiaries for (i) a continuous period of 180 days and remains so incapable at the end of such 180-day period or (ii) periods amounting in the aggregate to 180 days within any one period of 365 days and remains so incapable at the end of such aggregate period of 180 days.

II.20.       “Permitted Transferee” means a Successor or any other Person to whom an Award or Award Units have been duly and validly transferred in accordance with the Plan and the applicable Award Agreement.

II.21.       “Person ” means any natural person, firm, partnership, association, limited liability company, corporation, company, trust, business trust, governmental authority or other entity.

II.22.       “Plan” means the Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan herein set forth, as amended from time to time.

II.23.       “Restricted Units” means Series X Ordinary Units or Series Y Preferred Units granted to a Participant under ARTICLE VII of the Plan that are subject to forfeiture.

II.24.       “Restriction Period” means the period during which Restricted Units are subject to forfeiture.

II.25.       “REU” means a restricted equity unit awarded under ARTICLE IX of the Plan and subject to the terms and conditions set forth in the Plan and the applicable Award Agreement.

II.26.       “Series X Ordinary Units” means the Series X Ordinary Units of the Company, or such other class or kind of units or other securities resulting from the application of ARTICLE XII.

II.27.       “Series Y Preferred Units” means the Series Y Preferred Units of the Company, or such other class or kind of units or securities resulting from the application of ARTICLE XII.

II.28.       “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company or other business entity of which fifty percent (50%) or more of the total voting power is, at the time, owned or controlled, directly or indirectly, by the Company or one or more of the Subsidiaries of the Company or a combination thereof.

II.29.       “Successor” means (i) the Person or Persons who acquire the right to exercise an Option or who acquire Award Units, in either case, by reason of the death of the Participant or (ii) the Person or Persons who acquire the right to exercise an Option or any rights with respect to Award Units on behalf of the Participant as the result of a determination by a court or other governmental agency of the incapacity of the Participant.

II.30.       “Termination” means the termination of the Participant’s employment or other service with the Company and its Subsidiaries for any reason. No period of common law or statutory notice, deemed employment or service, or payment of salary continuation (or any other payment) will be considered in determining the date on which a Termination occurs. If a Subsidiary employing or receiving services of the Participant ceases to qualify as such, such event shall be a Termination unless, immediately following such event, the Participant continues as an employee or service provider of the Company or another Subsidiary. All determinations regarding whether a Termination has occurred shall be made in the sole discretion of the Committee.

II.31.       “Termination Date” means the date of a Participant’s Termination.

II.32.       “Termination For Cause” shall have the meaning ascribed to such term or its equivalent in the applicable Participant’s employment or service agreement with the Company or any of its Subsidiaries or if such Participant does not have an employment or service agreement with the Company or any of its Subsidiaries or the employment or service agreement does not define “Termination For Cause” or its equivalent, “Termination For Cause” shall mean the termination by the Company or any of its Subsidiaries of a Participant’s employment, or other services arrangement, as a result of (i) a conviction of, indictment of or pleading of no-contest by, the Participant in connection with a crime involving moral turpitude, theft, embezzlement or fraud or any felony, which in the good faith judgment of the Board adversely affects the Company and/or any of its Subsidiaries and/or any of their Affiliates or the ability of the Participant to satisfy all of his or her duties to the Company and/or any of its Subsidiaries and/or any of their Affiliates (including pursuant to his or her employment or service agreement with the Company or any of its Subsidiaries, if applicable); (ii) a conviction of, or a pleading of no-contest by, the Participant to any felony; (iii) the Participant’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which in the good faith judgment of the Board does (or would reasonably be likely to) damage the Company and/or any of its Subsidiaries and/or any of their Affiliates or any of their reputations; (iv) breach of the Participant’s fiduciary duties to the Company; (v) the Participant’s failure to perform his or her job duties; (vi) willful or deliberate violations of the Participant’s obligations to the Company; (vii) gross negligence or gross misconduct by the Participant with respect to the Company and/or any of its Subsidiaries and/or any of their Affiliates; (viii) breach of any of the terms or conditions of (I) the Participant’s employment, consulting or similar agreement, if any, with the Company or any of its Subsidiaries, (II) the Participant’s confidentiality obligations with respect to Confidential Information or (III) the Participant’s agreement to not engage in competition, if any, with the Company and/or any of its Subsidiaries and/or any of their Affiliates or (ix) the Participant’s failure to meet explicit performance requirements, goals, metrics or benchmarks established by the Board (or, if applicable, by the governing body of the Subsidiary or Affiliate of the Company by which the Participant is employed or to which the Participant primarily provides services) as a condition of the Participant’s employment and/or service and communicated in writing to the Participant.

II.33.       “Transaction” shall mean any of (i) an “Approved Sale”, (ii) a “Drag-Along Sale” or (iii) a “Liquidation Event,” in each case, as defined in the LLC Agreement.

II.34.       “Voluntary Termination” means a Participant’s voluntary Termination.

II.35.       “Unit Appreciation Right” or “ UAR” means a unit appreciation right awarded under ARTICLE VIII of the Plan and subject to the limitations and restrictions set forth in the Plan and the applicable Award Agreement.

ARTICLE III.

ELIGIBILITY

Each employee, consultant and non-employee director of the Company and its Subsidiaries is eligible to be granted an Award.

ARTICLE IV.

ADMINISTRATION

IV.1.        The Plan shall be administered by the Committee, which shall have full power to (i) interpret and administer the Plan and Award Agreements, (ii) select the employees, consultants and non-employee directors to whom Awards will be granted, (iii) determine the number of Series X Ordinary Units to which an Award will relate, (iv) determine the terms and conditions of Awards (including, without limitation, those relating to vesting and exercisability (or waivers or acceleration thereof) and transferability), (v) determine the Exercise Price of an Option or UAR, the purchase price of an Award of Restricted Units, if any and the assigned value of an REU, (vi) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered, (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award Agreements, (viii) impose other conditions to the receipt of Award Units consistent with the Plan, and (ix) make all other determinations and take all other action that it deems necessary or appropriate for the administration of the Plan and Awards granted hereunder.

IV.2.        The Committee may condition the vesting or exercise of an Option or UAR, the expiration of a Restriction Period and the vesting and settlement of an REU upon: (i) the Participant’s continued employment or other service with the Company or its Subsidiaries, (ii) the achievement by the Participant, the Company or any of its Subsidiaries of any performance goals set by the Committee and/or (iii) any other event or circumstances, as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to which those conditions are not attained, and the units underlying such portion of the Award shall be forfeited to the Company.

IV.3.        The Committee shall have the power to adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and Award Agreements as it from time to time deems necessary or advisable. Without limiting the foregoing, the Committee may adopt procedures and sub-plans to the Plan, as it deems necessary or advisable, to permit or facilitate participation in the Plan by employees, consultants and non-employee directors who reside or provide services to the Company or its Subsidiaries in a jurisdiction other than the United States and/or to generally operate the Plan in jurisdictions outside the United States. Any such procedures and sub-plans adopted by the Committee for non-U.S. Participants, and the Awards granted pursuant to such sub-plans, may have such terms and conditions that are in addition to, or in conflict with, the terms of the Plan and that supersede the terms of the Plan; provided, however, that Awards and units granted under any sub-plans will count against the limits set forth in Section 5.1, and such sub-plans shall not increase or modify such limits. The Committee may amend any outstanding Awards without the consent of the Participant to the extent it deems appropriate; provided, however, that, except as provided in Section 16.1, the Committee must obtain the Participant’s consent to implement any amendment that would materially and adversely affect the Participant.

IV.4.        The Committee’s interpretation of the terms and provisions of the Plan and Award Agreements, and all actions taken by the Committee in administering the Plan and Awards, shall be final and binding on each Participant, all Permitted Transferees, the Company and all other Persons.

ARTICLE V.

UNITS SUBJECT TO THE PLAN

V.1.         Unit Limit. Subject to adjustment as provided in ARTICLE XII, 6,522,685 Series X Ordinary Units and 1,522,843 Series Y Preferred Units shall be available for Awards under the Plan.

V.2.        Counting of Units. Any units issued by the Company through the assumption or substitution of outstanding awards of an acquired company shall not reduce the number of units available for Awards under the Plan. Units issued under the Plan may be authorized and unissued units or treasury units. If any units subject to an Award are forfeited or such Award otherwise terminates, the units subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan. Any units used to pay the Exercise Price or withholding taxes relating to an Award shall not thereafter be available for grant under the Plan.

ARTICLE VI.

OPTIONS

VI.1.       Option Awards.

VI.1.1. Each Award of an Option shall be evidenced by an Award Agreement that conforms to the requirements of the Plan and contains such other provisions as the Committee deems advisable.

VI.1.2. The Committee shall establish the term of each Option, as set forth in the Award Agreement; provided, however, that no Option may have a term greater than seven years from the date of grant. Each outstanding Option shall terminate and be cancelled in its entirety at 12:00 a.m. New York time on the day after the last day of its term, or, if earlier, upon the circumstances specified in the Plan or the applicable Award Agreement providing for termination of such Option.

VI.1.3. The Exercise Price for any Option shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of a Series X Ordinary Unit on the day the Option is granted.

VI.1.4. To receive an Option granted hereunder, and in order to receive any Series X Ordinary Units issuable upon exercise of an Option or any payment with respect thereto, the Participant must agree to be bound by all of the terms of the LLC Agreement, including, without limitation, the repurchase rights, the drag-along rights and other transfer restrictions contained therein. Each Participant must acknowledge that he or she is a “Member” within the meaning of the LLC Agreement, and shall execute a joinder to the LLC Agreement in form and substance satisfactory to the Company. The provisions of the LLC Agreement shall be in addition to any provisions contained in the Plan and the applicable Award Agreement, which may further expand or restrict a Participant’s or Member’s rights. In the event of any inconsistency between the terms of the Plan or an Award Agreement and the terms of the LLC Agreement, the terms of the LLC Agreement shall control.

VI.2.       Vesting and Exercisability.

VI.2.1. Each Award Agreement relating to an Option shall specify the financial, performance, employment, service, Termination, or other conditions under which the Option may become vested or exercisable, if any. The Committee may, in its sole discretion, accelerate the vesting and, to the extent that the Option is not subject to Code Section 409A, the exercisability, of all or any portion of any Option.

VI.2.2. Upon a Participant’s Termination for any reason other than a Termination For Cause, except as otherwise provided in an Award Agreement, (i) the portion of the Option which has not vested shall be forfeited and terminated with no compensation due to the Participant, (ii) the portion of the Option that is vested as of such Termination shall be exercisable for the period set forth in the Award Agreement and (iii) Award Units acquired pursuant to the exercise of an Option (whether such Award Units are acquired prior to, upon, or following the Participant’s Termination) shall be subject to repurchase as set forth in ARTICLE XIV.

VI.2.3. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, upon a Participant’s Termination For Cause, the Participant shall forfeit any outstanding Option (whether or not vested) with no compensation due to the Participant and Award Units held by the Participant shall be subject to repurchase as set forth in ARTICLE XIV.

VI.3.       Exercise of Options; Payment.

VI.3.1. An Option or portion thereof that has become vested may be exercised during the period specified in the Award Agreement. A Participant (or his or her Successor) may exercise an Option (or any portion thereof) by delivering (i) written notice (in the form prescribed by the Committee) to the Company specifying the number of units to be purchased and (ii) payment in full of the aggregate Exercise Price (and related withholding taxes) with respect to the units to be purchased. Payment must be made by certified or bank cashier’s check or wire transfer or any other method acceptable to the Committee, in its sole discretion.

VI.3.2. As a condition to the exercise of any Option (or any portion thereof), the Participant must execute such documents as the Company may request, including, without limitation, those specified in Section 6.1.4.

VI.3.3. In addition to the foregoing provisions of this Section 6.3, the Committee, in good faith, may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

ARTICLE VII.

RESTRICTED UNITS

VII.1.     Restricted Unit Awards.

VII.1.1.           Each Award of Restricted Units shall be evidenced by an Award Agreement that conforms to the requirements of the Plan and contains such other provisions as the Committee deems advisable.

VII.1.2.           Upon determination of the number of Restricted Units to be granted to a Participant, the Committee shall, if it would otherwise normally issue certificates evidencing the ownership of Series X Ordinary Units or Series Y Preferred Units, as applicable, issue (or cause to be issued) to such Participant a certificate or certificates representing such number of Series X Ordinary Units or Series Y Preferred Units, as applicable, with the Participant designated as the registered owner. Such certificate(s), if any, shall bear appropriate legends as to the restrictions on sale, transfer, assignment, pledging or creating other encumbrances to which such units are subject, both during the Restriction Period and thereafter, and shall be deposited by the Participant, together with a voting power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. For the avoidance of doubt, any Series X Ordinary Units and/or Series Y Preferred Units, including any Restricted Units, issued pursuant to the Plan may be issued in book entry form.

VII.1.3.           To receive an Award of Restricted Units granted hereunder, and in order to receive any Series X Ordinary Units or Series Y Preferred Units issuable upon grant or vesting of Restricted Units or any payment with respect thereto, the Participant must agree to be bound by all of the terms of the LLC Agreement, including, without limitation, the repurchase rights, the drag-along rights and other transfer restrictions contained therein. Each Participant must acknowledge that he or she is a “Member” within the meaning of the LLC Agreement, and shall execute a joinder to the LLC Agreement in form and substance satisfactory to the Company. The provisions of the LLC Agreement shall be in addition to any provisions contained in the Plan and the applicable Award Agreement, which may further expand or restrict a Participant’s or Member’s rights. In the event of any inconsistency between the terms of the Plan or an Award Agreement and the terms of the LLC Agreement, the terms of the LLC Agreement shall control.

VII.2.  Rights as a Member. Unless otherwise determined by the Committee, during the Restriction Period, the Participant shall have the right to receive dividends declared with respect to his or her Restricted Units and to vote Restricted Units in accordance with applicable law and any applicable voting agreement, limited liability company agreement and other similar agreement; provided , however, that, unless otherwise provided in the applicable Award Agreement, all dividends on the Restricted Units during the Restriction Period shall be subject to the same restrictions as the underlying Award (and such dividends may be retained by the Company until such restrictions lapse).

VII.3.     Vesting.

VII.3.1.           Each Award Agreement relating to Restricted Units shall specify the duration of the Restriction Period and the financial, performance, employment, service, Termination, or other conditions under which the Restricted Units may be forfeited to the Company. At the end of the Restriction Period, if all applicable conditions have been satisfied, (i) the forfeiture restrictions imposed on such Award shall lapse with respect to the number of Restricted Units as determined by the Committee, (ii) any legend that is no longer applicable shall be removed and (iii) such number of units shall be released from escrow and delivered to the Participant.

VII.3.2.           The Committee may accelerate the vesting of any Restricted Units at any time, in its sole discretion.

VII.3.3.           Upon a Termination for any reason, Restricted Units (whether or not vested) shall be subject to repurchase as set forth in ARTICLE XIV.

ARTICLE VIII.

UNIT APPRECIATION RIGHTS

VIII.1.    Unit Appreciation Right Awards.

VIII.1.1.          Each Award of a UAR shall be evidenced by an Award Agreement that conforms to the requirements of the Plan and contains such other provisions as the Committee deems advisable.

VIII.1.2.          Each UAR shall entitle the Participant to receive, upon exercise of the UAR, a payment equal to the excess, if any, of the Fair Market Value of one Series X Ordinary Unit on the date of exercise over the base price of the UAR. Such payment may be made in cash, in Series X Ordinary Units, in Restricted Units or in any combination of the foregoing, as the Committee shall determine in its sole discretion. The base price for any UAR shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of a Series X Ordinary Unit on the day the UAR is granted.

VIII.1.3.          The Committee shall establish the term of each UAR, as set forth in the Award Agreement; provided, however, that no UAR may have a term greater than five years from the date of grant. Each outstanding UAR shall terminate and be cancelled in its entirety at 12:00 a.m. New York time on the day after the last day of its term, or, if earlier, upon the circumstances specified in the Plan or the applicable Award Agreement providing for termination of such UAR.

VIII.1.4.          To receive a UAR granted hereunder, and in order to receive any Series X Ordinary Units issuable upon exercise of a UAR or any payment with respect thereto, the Committee may require the Participant to agree to be bound by all of the terms of the LLC Agreement, including, without limitation, the repurchase rights, the drag-along rights and other transfer restrictions contained therein. If required by the Committee, each Participant must acknowledge that he or she is a “Member” within the meaning of the LLC Agreement, and shall execute a joinder to the LLC Agreement in form and substance satisfactory to the Company. The provisions of the LLC Agreement shall be in addition to any provisions contained in the Plan and the applicable Award Agreement, which may further expand or restrict a Participant’s or Member’s rights. In the event of any inconsistency between the terms of the Plan or an Award Agreement and the terms of the LLC Agreement, the terms of the LLC Agreement shall control.

VIII.2.    Vesting and Exercisability.

VIII.2.1.          Each Award Agreement relating to a UAR shall specify the financial, performance, employment, service, Termination, or other conditions under which the UAR may become vested or exercisable, if any. The Committee may, in its sole discretion, accelerate the vesting and, to the extent that the UAR is not subject to Code Section 409A, the exercisability, of all or any portion of any UAR.

VIII.2.2.         Upon a Participant’s Termination for any reason other than a Termination For Cause, except as otherwise provided in an Award Agreement, (i) the portion of the UAR which has not vested shall be forfeited and terminated with no compensation due to the Participant, (ii) the portion of the UAR that is vested as of such Termination shall be exercisable for the period set forth in the Award Agreement and (iii) Award Units acquired pursuant to the exercise of a UAR (whether such Award Units are acquired prior to, upon, or following the Participant’s Termination) shall be subject to repurchase as set forth in ARTICLE XIV.

VIII.2.3.          Notwithstanding any provision of the Plan or any Award Agreement to the contrary, upon a Participant’s Termination For Cause, the Participant shall forfeit any outstanding UAR (whether or not vested) with no compensation due to the Participant and Award Units held by the Participant shall be subject to repurchase as set forth in ARTICLE XIV.

VIII.3.    Exercise of UARs.

VIII.3.1.         A UAR or portion thereof that has become vested may be exercised during the period specified in the Award Agreement. A Participant (or his or her Successor) may exercise a UAR (or any portion thereof) by delivering written notice (in the form prescribed by the Committee) to the Company specifying the number of units underlying the UAR to be exercised and, if required by the Committee, payment in full of the related withholding taxes with respect to the rights to be exercised. If required, payment must be made by cash or a certified or bank cashier’s check or any other method acceptable to the Committee, in its sole discretion.

VIII.3.2.          As a condition to the exercise of any UAR (or any portion thereof), the Participant must execute such documents as the Company may request, including, without limitation, those specified in Section 8.1.4.

VIII.3.3.          In addition to the foregoing provisions of this Section 8.3, the Committee, in good faith, may impose such other restrictions on the exercise of UARs (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

ARTICLE IX.

RESTRICTED EQUITY UNITS

IX.1.      Restricted Equity Unit Awards.

IX.1.1. Each Award of an REU shall be evidenced by an Award Agreement that conforms to the requirements of the Plan and contains such other provisions as the Committee deems advisable.

IX.1.2. REUs are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participant’s right in REUs is limited to the right to receive payment, if any, as may herein be provided. REUs do not constitute Series X Ordinary Units and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however , that the Company will establish a mere bookkeeping account that will not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, to meet its obligations hereunder. The right of any recipient of REUs to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Awards of REUs may be granted alone or in addition to any other Awards under the Plan.

IX.1.3. Each REU awarded under the Plan shall have an assigned value, determined by the Committee, in its discretion (the “Assigned Value”). The Assigned Value may be as little as $0.00 or as great as the Fair Market Value of a Series X Ordinary Unit on the date the REU is awarded. Unless otherwise provided in the relevant award agreement, the Assigned Value of each REU shall be equal to the Fair Market Value of one Series X Ordinary Unit on the date such RSU is granted.

IX.1.4. To receive an REU granted hereunder, and in order to receive any Series X Ordinary Units issuable upon settlement of an REU or any payment with respect thereto, the Committee may require the Participant to agree to be bound by all of the terms of the LLC Agreement, including, without limitation, the repurchase rights, the drag-along rights and other transfer restrictions contained therein. If required by the Committee, each Participant must acknowledge that he or she is a “Member” within the meaning of the LLC Agreement, and shall execute a joinder to the LLC Agreement in form and substance satisfactory to the Company. The provisions of the LLC Agreement shall be in addition to any provisions contained in the Plan and the applicable Award Agreement, which may further expand or restrict a Participant’s or Member’s rights. In the event of any inconsistency between the terms of the Plan or an Award Agreement and the terms of the LLC Agreement, the terms of the LLC Agreement shall control.

IX.2.      Vesting, Settlement.

IX.2.1. Each Award Agreement relating to REUs shall specify the duration of the Restriction Period and the financial, performance, employment, service, Termination, or other conditions under which the REUs may be forfeited to the Company.

IX.2.2. At the end of the Restriction Period, if all applicable conditions have been satisfied, each vested and outstanding REU shall be settled, in the discretion of the Committee or as set forth in the applicable Award Agreement, by the payment to the Participant of cash, Series X Ordinary Units or any combination of the foregoing, in an amount equal to the difference, if any, between the Fair Market Value of one Series X Ordinary Unit on the date of settlement and the Assigned Value of such REU. The settlement date of each REU shall be the date on which such REU vests.

IX.3.      No Rights as a Member. Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Series X Ordinary Units or any ownership interest in the Company by reason of an Award of REUs. Without limiting the foregoing, no provision of the Plan shall be interpreted to confer any voting, derivative or other similar rights with respect to any REUs. Notwithstanding the foregoing, a Participant shall be credited with dividends on his unvested REUs, with such dividends to be subject to the same terms, conditions and restrictions (including, without limitation, vesting restrictions and the settlement date) as the underlying REUs.

ARTICLE X.

OTHER UNIT-BASED AWARDS

X.1.        Other Unit-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in ARTICLES VI, VII, VIII and IX hereof) that is payable in, or valued in whole or in part by reference to, Series X Ordinary Units, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested Series X Ordinary Units and dividend equivalents.

ARTICLE XI.

CERTAIN CORPORATE TRANSACTIONS

XI.1.      Treatment of Awards. Notwithstanding any provision in the Plan to the contrary, in the event of a Transaction, the Committee may, in its sole discretion, take any one or more of the following actions (or may decide not to act) without the consent of any Participant:

XI.1.1. accelerate the vesting and the exercisability of all or any portion of the outstanding Options or UARs to the extent the Committee deems appropriate;

XI.1.2. accelerate the vesting of all or any portion of the unvested Restricted Units, REUs or Other Unit-Based Awards to the extent the Committee deems appropriate;

XI.1.3. cancel some or all outstanding Options and/or UARs in exchange for a payment in an amount equal to the excess, if any, of the Fair Market Value of the units underlying the unexercised portion of the Option or UAR as of the date of the Transaction over the aggregate Exercise Price of such portion; provided, however, that any Option or UAR with a per unit Exercise Price that equals or exceeds the Fair Market Value of one Series X Ordinary Unit as of the date of the Transaction will be cancelled with no compensation, payment or other consideration due to the Participant; provided,  further, that if such Transaction is a change of control that satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii), then such payments shall be made according to the same schedule as payments are made to holders of Series X Ordinary Units in connection with such Transaction, provided that no payments shall be made in respect of cancelled Options and/or UARs after the fifth anniversary of the closing of the Transaction (with all payments due after such date to be forfeited by the Participant), provided that such payment will be made in the form of (i) cash, (ii) the property to be received by the holders of Series X Ordinary Units in connection with the Transaction or (iii) any combination of the foregoing (as determined by the Committee in its sole discretion);

XI.1.4. terminate (for no compensation, payment or other consideration) any Option and/or UAR immediately prior to the Transaction, provided that the Company has provided the Participant an opportunity to exercise such portion of the Option or UAR that is vested and exercisable within a specified period following the Participant’s receipt of a notice of such Transaction and the Company’s intent to terminate the Option or UAR prior to such Transaction;

XI.1.5. require the successor or acquiring company (or any parent or Affiliate thereof), following a Transaction, to assume all outstanding Awards or to substitute such Awards with similar awards involving the equity securities of such successor or acquiring company or its parent or Affiliates;

XI.1.6. cancel for no consideration any Award that, after giving effect to the Transaction, would not be vested; and

XI.1.7. take any other action the Committee deems appropriate in its discretion in connection with the Transaction.

XI.2.       Committee Authority. The judgment of the Committee with respect to any matter referred to in this ARTICLE XI shall be conclusive and binding upon each Participant, all Permitted Transferees, the Company and all other Persons without the need for any amendment to the Plan or outstanding Awards or Award Agreements. The Committee need not treat each Award (or type of Award) the same under this ARTICLE XI.

ARTICLE XII.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of a reorganization, recapitalization, unit split involving Series X Ordinary Units or Series Y Preferred Units, spin-off, split-off, split-up, unit dividend involving Series X Ordinary Units or Series Y Preferred Units, combination of units of the Series X Ordinary Units or Series Y Preferred Units, merger, consolidation or any other change in the corporate structure of the Company affecting Series X Ordinary Units or Series Y Preferred Units, or any extraordinary distribution to holders of Series X Ordinary Units or Series Y Preferred Units (other than an ordinary cash dividend), the Committee shall, in order to prevent the enlargement or dilution of rights, adjust (i) the number and kind of units which may thereafter be issued under the Plan, (ii) the number and kind of units issuable in respect of outstanding Awards and/or (iii) the Exercise Price or grant price (if applicable) relating to any Award. In the case of any such transaction or event, the Committee may make any other adjustments (in addition to the items in clauses (i) through (iii) above) to Awards which it deems appropriate in the circumstances, in any case, as determined by the Committee in its sole discretion.

All actions taken by the Committee under this ARTICLE XII shall be conclusive and binding upon each Participant, all Permitted Transferees, the Company and all other Persons without the need for any amendment to the Plan or outstanding Awards or Award Agreements.

ARTICLE XIII.

EFFECTIVE DATE, TERMINATION AND AMENDMENT

The Plan shall become effective on the date that it is approved by the Board and, unless earlier terminated by the Board, shall remain in full force and effect until the tenth anniversary of such approval. Upon termination of the Plan, the Company shall not grant any further Awards under the Plan but outstanding Awards shall continue to remain outstanding according to their terms and shall continue to be subject to the terms of the Plan as if no such termination had occurred. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment, suspension or termination shall materially and adversely affect outstanding Awards without the Participant’s consent (but excluding any dilution resulting from the Company’s issuance of additional equity, whether under the Plan or otherwise).

ARTICLE XIV.

REPURCHASE OF UNITS

XIV.1. Participant’s Termination For Cause. Upon (i) a Participant’s Termination For Cause or (ii) a Participant’s Voluntary Termination during any period in which the Company or any of its Subsidiaries would be entitled (without regard to any cure periods) to terminate such Participant pursuant to a Termination For Cause, the Company or its designee, at its election, shall have the option (exercisable within 120 days following the Termination Date) to require such Participant (or his or her Permitted Transferee) to sell, or cause to be sold, to it all (but not less than all) of the Series X Ordinary Units or Series Y Preferred Units beneficially owned by such Participant (or his or her Permitted Transferee) at a price equal to, at the Company’s option, either (1) the original price paid by such Participant to acquire such Series X Ordinary Units or Series Y Preferred Units or (2) the aggregate Fair Market Value of such Series X Ordinary Units or Series Y Preferred Units. For avoidance of doubt, any such value selected by the Company will likely be the lower of such value alternatives.

XIV.2. Death, Permanent Disability, Voluntary Terminations and Termination Without Cause. Upon (i) any Termination initiated by the Company or any of its Subsidiaries (other than a Termination For Cause), (ii) the death or Permanent Disability of a Participant, (iii) a Participant’s Voluntary Termination at any time (other than a Voluntary Termination during any period in which the Company or any of its Subsidiaries would be entitled (without regard to any cure periods) to terminate such Participant pursuant to a Termination For Cause) or (iv) such Participant’s resignation with Good Reason (but solely to the extent such concept is applicable pursuant to such Participant’s employment or service agreement with the Company or its Subsidiaries), the Company or its designee, at its election, shall have the option (exercisable within 120 days following such Termination Date), to require such Participant (or his or her Permitted Transferee) to sell, or cause to be sold, to it all (but not less than all) of the Series X Ordinary Units or Series Y Preferred Units beneficially owned by such Participant (or his or her Permitted Transferee) at a price equal to the aggregate Fair Market Value of such Series X Ordinary Units or Series Y Preferred Units.

XIV.3. Violation of Restrictive Covenant and Other Obligations. In the event that it is finally determined by a court of competent jurisdiction that any Participant has materially breached any restrictive covenant in any employment or service agreement with the Company or its Subsidiaries or any Award Agreement, the Company or its designee, at its election, shall have the option (exercisable within 150 days following such breach) to require such Participant (or his or her Permitted Transferee) to sell, or cause to be sold, to it all (but not less than all) of the Series X Ordinary Units or Series Y Preferred Units beneficially owned by such Participant (or his or her Permitted Transferee) at a price equal to, at the Company’s option, either (1) the original price paid by such Participant to acquire such Series X Ordinary Units or Series Y Preferred Units or (2) the aggregate Fair Market Value of such Series X Ordinary Units or Series Y Preferred Units. For avoidance of doubt, any such value selected by the Company will likely be the lower of such value alternatives.

XIV.4. Exercise of Rights. If the Company does not elect to exercise its rights under Section 14.1, 14.2 or 14.3, then Parent shall have the right to exercise such rights. The exercise or non-exercise by the Company or Parent of the rights set forth in this ARTICLE XIV at any time shall be without prejudice to their rights under this ARTICLE XIV in the future.

XIV.5. Application. This ARTICLE XIV shall continue to apply following the transfer by the Participant (or a Permitted Transferee) of any Award Units. This ARTICLE XIV shall not apply following an Initial Public Offering.

ARTICLE XV.

TRANSFERABILITY

Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime other than to a Successor, and any attempt to do so shall be void and the Participant shall forfeit such Award.

ARTICLE XVI.

GENERAL PROVISIONS

XVI.1. Code Section 409A. The Plan and all Award Agreements are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Board or the Committee may, in its sole discretion and without a Participant’s consent, amend the Plan and/or any Award Agreement, adopt policies and procedures, or take any other actions as deemed appropriate by the Board or the Committee to (i) exempt the Plan and/or any Award Agreement from the application of Code Section 409A or (ii)   comply with the requirements of Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company nor any of its Affiliates shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including any of the foregoing resulting from the failure of any Award to comply with, or be exempt from, Code Section 409A).

XVI.2. No Right to Continued Employment or Service. Nothing contained in the Plan, or any Award, shall confer upon any Participant any right to continued employment or other service by the Company or any Subsidiary thereof, nor interfere in any way with the right of the Company or any Subsidiary thereof to terminate the employment or other service of any Participant at any time and for any reason.

XVI.3. Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee therefrom, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award, and the members of the Board and the Committee (and any delegatees therefrom) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time, provided that such actions were taken in good faith.

XVI.4. Withholding. Each Participant shall be responsible for making appropriate provision for the payment of all applicable Federal, state, local or foreign withholding taxes required to be withheld in connection with an Award. The Company or its Subsidiaries, in their sole discretion, shall have the right (i) to retain the number of units whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes or (ii) to withhold from any payroll or other amounts otherwise due to a Participant (including, in connection with the exercise of an Award) the amount of withholding taxes due in connection with any Award.

XVI.5. Governing Law. To the extent that Federal law does not otherwise control, the Plan and all determinations made and actions taken hereunder shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions of any jurisdiction.

XVI.6. JURISDICTION. BY ACCEPTING AN AWARD, EACH PARTICIPANT AND EACH PERMITTED TRANSFEREE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR HIMSELF/HERSELF/ITSELF, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF DELAWARE AND THE RULES OF ITS COURTS, WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF, IN RESPECT OF, OR IN CONNECTION WITH, THE PLAN AND/OR ANY AWARD. ALL DISPUTES RELATING TO THE PLAN AND/OR ANY AWARD SHALL BE HEARD EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE (OR IF FEDERAL JURISDICTION DOES NOT EXIST, IN THE STATE COURTS LOCATED IN THE STATE OF DELAWARE).

XVI.7. WAIVER OF JURY TRIAL. THE COMPANY AND EACH PARTICIPANT AND EACH PERMITTED TRANSFEREE IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN AND/OR ANY AWARD.

*          *          *           *           *

NON-QUALIFIED UNIT OPTION AGREEMENT

This NON-QUALIFIED UNIT OPTION AGREEMENT (this “Agreement”), dated as of [date as listed on Carta] (the “Grant Date”), is between Grindr Group LLC, a Delaware limited liability company (the “Company”), and [name as listed on Carta] (the “Participant”). This Agreement is made pursuant to the Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan (as amended and/or restated from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant an option to purchase Series X Ordinary Units to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.             Option Grant.

(a)        Grant of Option. The Company hereby grants to the Participant, effective as of the Grant Date, an option to purchase from the Company [number as listed on Carta] Series X Ordinary Units at the exercise price specified in Section 2 (the “Option”). The Option is subject in all respects to the Plan and the LLC Agreement, in each case, the terms of which are expressly made a part of and incorporated into this Agreement. By signing this Agreement, the Participant acknowledges that he or she has received and reviewed a copy of the Plan. As a condition to the grant to the Participant of the Option, the Participant is required to execute and return to the Company at the time the Participant exercises the Option, a Joinder to the LLC Agreement in a form provided by the Company and any other documents required by the Company of new Members.

(b)         Term. To the extent not exercised in full or forfeited earlier in accordance with the terms of this Agreement or the Plan, the Option shall terminate on the seventh (7th) anniversary of the Grant Date (such date, the “Expiration Date”), with no compensation, payment or other consideration due to the Participant.

2.             Exercise Price. Subject to adjustment as provided in ARTICLE XII of the Plan, the Option shall have an exercise price per Series X Ordinary Unit of $[exercise price as listed on Carta] (the “Exercise Price”).

3.             Vesting; Termination.

(a)         Vesting. Provided that no Termination has occurred prior to the applicable vesting date, the Option will become vested and exercisable in accordance with the vesting schedule set forth on Carta for the Option, provided that upon each such vesting date, the number of Series X Ordinary Units underlying the vested portion of the Option shall be rounded up or down to the nearest whole number for all purposes; and provided, further, that upon the last vesting date, the portion of the Option that vests shall be adjusted up or down such that the number of Series X Ordinary Units underlying the fully vested Option is equal to the number of Series X Ordinary Units underlying the Option on the Grant Date.

(b)          Termination.

(i)         If the Participant incurs a Termination (A) by the Company and its Subsidiaries that is not a Termination For Cause (and not due to death or Permanent Disability) or a Voluntary Termination by the Participant, then subject to the Participant’s compliance with any restrictive covenants set forth in the Participant’s employment or service agreement (if any) or any other agreement between the Participant and the Company or any of its Affiliates (collectively, the “Restrictive Covenants”), then any portion of the Option that is not vested as of immediately prior to such Termination shall expire and be of no further force or effect immediately upon such Termination, with no compensation, payment or other consideration due to the Participant, and any portion of the Option that is vested shall remain exercisable until sixty (60) days following such Termination (but not beyond the Expiration Date), and shall thereafter expire and be of no further force or effect with no compensation, payment or other consideration due to the Participant, provided that the Option may be terminated earlier as provided in Article XI of the Plan and will immediately terminate in the event that the Participant breaches any of the Restrictive Covenants, and provided, further, that the Company may elect, in its sole discretion, to extend the post-termination exercise period; (B) that is a Termination For Cause, the entire Option (whether or not vested) shall expire and be of no further force or effect immediately upon such Termination, with no compensation, payment or other consideration due to the Participant or (C) due to the Participant’s death or Permanent Disability, then any portion of the Option that is not vested as of immediately prior to such Termination shall expire and be of no further force or effect immediately upon such Termination, with no compensation, payment or other consideration due to the Participant, and any portion of the Option that is vested as of immediately prior to such Termination shall remain exercisable for one hundred and twenty (120) days following such Termination (but not beyond the Expiration Date) and shall thereafter expire and be of no further force or effect with no compensation, payment or other consideration due to the Participant, provided that the Company may elect, in its sole discretion, to extend the post-termination exercise period.

(ii)         The vesting schedule requires that there be no Termination prior to the applicable vesting date. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.

(iii)        If, prior to the consummation of an Initial Public Offering, the Participant incurs a Termination (regardless of the reason for such Termination), the Company shall have the right and option, but not the obligation, to purchase from the Participant, or his or her Transferees, all or any portion of the Series X Ordinary Units acquired upon the exercise of the Option, as provided in ARTICLE XIV of the Plan.

4.             Exercise of Option.

(a)           Method of Exercise. Subject to the other conditions set forth in this Agreement and in the Plan, the vested portion of the Option may be exercised in whole or in part, at any time or from time to time, but in no event after the Expiration Date, upon the Participant’s (i) delivery to the Company of a notice of exercise (such notice to be in a form provided by the Company), (ii) payment of the aggregate Exercise Price in full, in the manner specified in the Plan, (iii) satisfaction of (or arrangement to satisfy) all tax withholding obligations in connection with such exercise and (iv) execution of such documents relating to the holding of equity interests in the Company as the Company may request (which documents may severely restrict the rights of the Participant and the Participant’s Transferees with respect to the Series X Ordinary Units).

(b)           Delivery of Certificates. As soon as practicable after the conditions set forth in Section 4(a) are satisfied, the Company shall, if it would otherwise normally issue certificates evidencing the ownership of Series X Ordinary Units, deliver to the Participant a certificate or certificates representing the Series X Ordinary Units acquired upon the exercise of the Option (or portion thereof), registered in the name of the Participant, provided that, if the Company, in its sole discretion, determines that, under applicable securities laws or otherwise, any certificates issued under this Section 4(b) must bear a legend restricting the transfer of such Series X Ordinary Units, such certificates shall bear the appropriate legend. For the avoidance of doubt and notwithstanding the foregoing, any Series X Ordinary Units issued pursuant to the Plan and this Agreement may be issued in book entry form.

5.            Tax Withholding. As a condition to the receipt, retention and exercise of the Option, the Participant shall be required to pay in cash to the Company all applicable federal, state, local and foreign withholding taxes attributable to the Option (including the exercise thereof). The Company or any Affiliate shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate promptly upon notification of the amount due, an amount sufficient to satisfy all such withholding tax requirements with respect to the Option (or any portion thereof).

6.            Transferability. The Option may not be Transferred for any reason during the Participant’s lifetime other than to a Successor, and any attempt to do so shall be void and cause the entire Option (whether or not vested) to be immediately forfeited, with no compensation, payment or other consideration due to the Participant. Series X Ordinary Units acquired pursuant to the exercise of the Option may be transferred only as provided in the LLC Agreement.

7.            Requirements of Law. The issuance of Series X Ordinary Units pursuant to the Option shall be subject to all applicable laws, rules and regulations of any government agency or national securities exchanges. No Series X Ordinary Units shall be issued upon exercise of the Option if such issuance would result in a violation of applicable law.

8.            No Guarantee of Continued Employment or Service. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right to continued employment or other service by the Company or any Subsidiary, nor interfere in any way with the right of the Company or any Subsidiary to terminate the employment or other service of the Participant at any time and for any reason.

9.            No Rights as a Holder of Series X Ordinary Units. The Participant shall not have any rights as a holder of any of the Series X Ordinary Units covered by the Option until such time as such Series X Ordinary Units have been issued to the Participant.

10.          Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement or the Plan shall be final and binding on the Participant, all Transferees, the Company and all other Persons. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control; provided, however, that, to the extent practicable, the terms of the Plan and this Agreement shall be construed to avoid any conflicts.

11.          Amendments. The Board may at any time terminate or suspend the Plan and from time to time amend or modify the Plan or this Agreement. The Board may amend this Agreement without the consent of the Participant to the extent it deems appropriate; provided, however, that, except as provided in Section 16.1 of the Plan, the Board must obtain the Participant’s prior written consent to implement any amendment that would adversely affect the Participant’s rights under this Agreement. Subject to the preceding sentence, any alteration or amendment of this Agreement or the Plan shall, upon adoption thereof by the Board, become binding on the Participant.

12.          Taxes. The Participant acknowledges and agrees that he or she understands the federal, state, local and foreign tax consequences associated with the Option and that the Participant has been advised by the Company to consult an attorney or other tax professional of his or her choice regarding such consequences. The Plan and this Agreement are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained in the Plan or in this Agreement to the contrary, neither the Company nor any of its Affiliates shall have any liability or obligation to the Participant or any other Person for any tax, interest, penalty or fine relating to the Option (including any of the foregoing resulting from the failure of the Option to comply with, or be exempt from, Code Section 409A).

13.	Miscellaneous.

(a)           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon transmission by e-mail unless a notice of failure of delivery has been received, (iv) upon transmission by facsimile if a customary confirmation of transmission is received during normal business hours and, if not, the next business day after transmission, or (v) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed:

(i)	if to the Company, to:

Grindr Group LLC

750 N. San Vicente Blvd. RE 1400
West Hollywood, CA 90069
Email: james@grindr.com
Attention: James Lu

With a copy (which shall not constitute notice) to:

Grindr LLC

PO Box 69176

West Hollywood, CA 90069

Email: contracts@grindr.com

Attention: Bill Shafton

(ii)           if to the Participant, to the Participant’s address as reflected in the Company’s books and records.

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(b)           Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)           Waiver. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of such provision or any other provision, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or the ability to exercise such rights at any time. Any waiver hereunder must be in writing and signed by the waiving party.

(d)          Entire Agreement. This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective Affiliates, representatives and agents in respect of the subject matter hereof.

(e)            Governing Law. To the extent that Federal law does not otherwise control, this Agreement and all determinations made and actions taken hereunder shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions of any jurisdiction.

(f)            JURISDICTION. BY ACCEPTING THE OPTION, THE PARTICIPANT AND EACH TRANSFEREE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR HIMSELF/HERSELF/ITSELF, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF DELAWARE AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF, IN RESPECT OF, OR IN CONNECTION WITH, THE PLAN OR THIS AGREEMENT. ALL DISPUTES RELATING TO THE PLAN OR THIS AGREEMENT SHALL BE HEARD EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY (OR, IF SUCH COURT SHALL NOT HAVE JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE OTHER STATE COURTS OF THE STATE OF DELAWARE).

(g)           WAIVER OF JURY TRIAL. THE COMPANY, THE PARTICIPANT AND EACH TRANSFEREE IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN AND/OR THIS AGREEMENT.

(h)           Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart to this Agreement in facsimile or other electronic format (including documents in PDF format) shall be effective as delivery of manually executed counterpart to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Non-Qualified Unit Option Agreement as of the date first above written.

GRINDR GROUP LLC

By:

Name:	James Lu
Title:	President and Secretary

PARTICIPANT

[name as listed on Carta]